FOURTH AMENDMENT TO LEASE AGREEMENT


               This Fourth Amendment to Lease Agreement (this "Fourth Amendment") is entered into as of the 11th day of August, 1995, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord") and American Hallmark Insurance Company of Texas, a Texas corporation ("Tenant").

               WHEREAS, Landlord and Tenant have executed that certain Lease Agreement dated September 12, 1994, whereby Tenant leased 20,218 square feet of rentable area on the ninth (9th) floor of the building known as The Princeton, Dallas, Texas (each capitalized term used but not defined herein shall have the meaning assigned to such term in the Lease);

               WHEREAS, the Lease Agreement was modified by that certain First Amendment of Lease (the "First Amendment") dated October 10, 1994, and the Second Amendment to Office Lease Agreement (the "Second Amendment") dated May 25, 1995, and Third Amendment to Lease Agreement (the "Third Amendment") dated June 12, 1995, (such Office Lease Agreement, as amended, herein called the "Lease");

               NOW, THEREFORE, in consideration of the premises and the mutual covenants between parties, Landlord and Tenant hereby agree as follows:

          1. Effective August 16, 1995, Tenant shall occupy Suite 215, deemed to be 1,369 square feet of rentable area on the second (2nd) floor of the Building, as described on Exhibit "A-4" (the "Expanded Premises") under the following conditions.

               A) The Lease Term for the Expanded Premises shall be from August 16, 1995 to January 15, 1996 for a total term of five (5) months.

               B) The Basic Annual Rent and Basic Monthly for the Expanded Premises shall be as follows:
                                             Basic          Basic
                                             Monthly        Annual
                    Period                   Rent           Rent

                    8/16/95 to 1/15/96       $1,597.17      $19,166.04*

                    *Prorated  to a  five (5)  month  term for  a total  of
                    $7,985.85

               C) Tenant shall lease the Expanded Premises in its current "as is" condition with no improvement to be provided by the Landlord.

               D)   Tenant's  Operating  Expense  Stop  for  the   Expanded
                    Premises shall be a 1995 Base Year Expense Stop.

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          2.   Landlord and Landlord's agents have made  no representations or  promises, express  or implied,  in  connection with  the
               Expanded  Premises   or  the  Fourth   Amendment  except  as
               expressly set forth herein.

          3. This Fourth Amendment, together with the First, Second and Third Amendment, and the Lease, contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Fourth Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

          LANDLORD:                               TENANT:

          The Prudential Insurance Company        American Hallmark
          Of America, a New Jersey corporation    Insurance    Company   of
                                                  Texas


          BY:  Fults Realty Corporation, its
               duly authorized agent

          By:                                     By:
          Name:                                   Name:
          Title:                                  Title:




                                    Exhibit "A-4"
                                  Expanded Premises



          Suite 215, consisting of approximately 1,369 rentable square feet, as outlined in red below.